As filed with the Securities and Exchange Commission on June 9, 2004

Registration No. 333-87442

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

The Gap, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization	5651 (Primary Standard Industrial Classification Code Number)	94-1697231 (I.R.S. Employer Identification Number)

Two Folsom Street

San Francisco, California 94105

(650) 952-4400

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Lauri Shanahan, Esq.

Senior Vice President and General Counsel

The Gap, Inc.

Two Folsom Street San

Francisco, California 94105

(650) 952-4400

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

COPY TO:

Brett Cooper, Esq.

Orrick, Herrington & Sutcliffe LLP

Old Federal Reserve Bank Building

400 Sansome Street

San Francisco, California 94111

(415) 392-1122

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-87442) (the “Registration Statement”) on which The Gap, Inc. (the “Registrant”) registered $1,380,000,000 of 5.75% Senior Convertible Notes due 2009 and 85,607,940 shares of Common Stock, par value $0.05 per share, of the Registrant (the “Securities”) to be offered and sold by certain selling securityholders of the Registrant described in the Registration Statement (the “Selling Securityholders”).

The Securities and Exchange Commission declared the Registration Statement effective on June 5, 2002. As of the date hereof, the Registrant believes that a portion of the Securities covered by the Registration Statement have not been sold by the Selling Securityholders. The Registrant had an obligation pursuant to a registration rights agreement to maintain the effectiveness of the Registration Statement only until June 8, 2004 and desires that the Registration Statement no longer be considered effective with respect to any unsold Securities. Accordingly, this Post-Effective Amendment is being filed to deregister all unsold Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 9, 2004.

THE GAP, INC.

By:	/s/ Byron Pollitt
Name:	Byron Pollitt
Title:	Chief Financial Officer